FOR IMMEDIATE RELEASE
1/23/01

Sales rise 42%, operating earnings up 41% as Tellabs reports its first $1 billion quarter
Company marks five consecutive years of top- and bottom-line growth exceeding 30%

Lisle, Ill. - Strength in Tellabs' core business drove record sales and earnings in the fourth quarter of 2000. Fourth-quarter 2000 sales totaled $1,018 million, up 42% from $716 million in 1999. The fourth quarter marked Tellabs' 38th consecutive quarter of year-over-year revenue growth. Full-year 2000 sales of $3.3 billion increased 43% over 1999.

Fourth-quarter net income was $232 million, up 41% from $165 million a year ago, and diluted earnings per share rose to 56 cents, up 44% from 39 cents a year ago, before one-time items. Including one-time items, fourth-quarter net income was $238 million and diluted earnings per share were 57 cents.

For the year 2000, net income grew 33% to $699 million from $526 million in 1999, and diluted earnings per share grew 33% to $1.67 from $1.26 in 1999, before one-time items. For the year, net income was $731 million and diluted earnings per share were $1.75 including one-time items. (Note: In order to simplify comparisons with prior quarters, results in the text of this release exclude the effect of the Securities and Exchange Commission's SAB 101 accounting guidance.)

"To keep up with robust growth in communications traffic, customers are buying more and more Tellabs equipment--fueling our record results and our first $1 billion quarter," said Richard C. Notebaert, Tellabs chief executive officer and president. "Customers are embracing the five new products we launched last year, opening new opportunities for Tellabs to grow."

Optical Networking--For the fourth quarter of 2000, sales of optical networking products amounted to $641 million, up 49% over a year ago. In 2000, the Tellabs optical networking group shipped more than 14 million DS1-equivalent ports.

During the quarter, Tellabs' shipped its first TITAN® 6100 and TITAN 6500 systems for customer deployment. In December, Tellabs announced that it would supply the TITAN 6500 system to Sprint under the terms of a $100 million multiyear agreement. Tellabs also announced the new TITAN 6700, the industry's largest optical switch, which offers customers a painless migration path to future all-optical networks. With this new offering, scheduled for second-quarter field trials and fourth-quarter availability, Tellabs completes a bandwidth management portfolio that scales from a single call to an entire wavelength of light.

Broadband Access--Broadband access products sales increased 33% to $238 million in sales in the fourth quarter. The managed digital network product line showed solid year-over-year and sequential quarterly growth, while CABLESPAN® system sales showed below-trend growth, reflecting current overall conditions in the cable telephony market. During the quarter, Tellabs launched a relationship with Riverstone Networks that will provide cable TV companies a backward-compatible solution for adding high-speed cable data modem service and voice-over-IP service to existing cable TV networks.

Next-Generation Switching--Customer acceptance of Tellabs' new SALIX® 7000 family of class-independent switching products advanced as Tellabs began its first field trial of the SALIX solution with a regional Bell operating company during the quarter. The next-generation switching product group generated $40 million in sales in the fourth quarter of 2000, down from $66 million a year ago. The revenue decline came from voice-quality enhancement (echo-canceller) sales.

Services and Solutions--Services and Solutions revenues increased 140% in the fourth quarter of 2000. Tellabs provides services and support to help customers with network deployment and modernization.

One-time Items--Tellabs recorded several one-time pretax items in the quarter and year, including gains on the sale of stock held as an investment of $8.5 million in the fourth quarter of 2000, and $29.9 million in the fourth quarter of 1999. For the year 2000, Tellabs recorded gains from stock sales and investment distributions of $53.0 million, and charges related to the acquisition of SALIX Technologies of $5.8 million. For the year 1999, Tellabs recorded gains from stock sales of $36.9 million, and charges related to the NetCore acquisition of $1.9 million.

Simultaneous Webcast and Teleconference Replay--Tellabs will host a teleconference at 7:30 a.m. Central Time on Tuesday, January 23, to discuss fourth-quarter and full-year 2000 results and expectations for 2001. Internet users can hear a simultaneous live webcast of the teleconference at www.tellabs.com. A taped replay of the call will be available for 48 hours, beginning at 9:30 a.m. Central Time, at 800-633-8284. (Outside the United States, call 858-812-6440.) When prompted, enter the Tellabs reservation number: 17517201.

Tellabs designs, manufactures, markets and services optical networking, next-generation switching and broadband access solutions. The company also provides professional services that support its solutions. Tellabs' products and services are used worldwide by the providers of communications services. Its stock is listed on the NASDAQ stock market (TLAB).

Forward-Looking Statements--This news release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with introducing new products, entering new markets, availability of resources, competitive response, and a downturn in the telecommunications industry. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. For a more detailed description of the risk factors, please refer to the company's SEC filings.

INVESTOR CONTACT: John Springer
+1.630.378.8289
John.Springer@tellabs.com

MEDIA CONTACT: George Stenitzer
+1.630.512.8264
George.Stenitzer@tellabs.com

Tellabs, the Tellabs logo, TITAN, CABLESPAN, and SALIX are registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries.

TELLABS, INC. Results of Operations (prior to the restatement for SAB 101) (Dollars in thousands, except per-share data) (Unaudited)
	Three Months Ended		Year Ended
	12/29/00	12/31/99	12/29/00	12/31/99
Net Sales	$1,017,783	$715,924	$3,328,615	$2,322,370
Cost of Goods Sold	453,804	289,934	1,535,799	940,083
Gross Profit	563,979	425,990	1,792,816	1,382,287

Operating Exp.
Mktg. & G.A.	125,655	99,239	407,756	329,127
Research & Dev.	114,671	94,566	415,237	312,287
Merger Costs	---	---	5,760	1,929
Goodwill Amort.	2,851	2,304	11,674	7,106
Total Oper. Expenses	243,177	196,109	840,427	650,449

Oper. Profit	320,802	229,881	952,389	731,838
Interest/ Other-Net	26,046	40,673	114,467	70,282
Profit Before Tax	346,848	270,554	1,066,856	802,120

Income Taxes	109,257	85,278	336,060	252,457
Net Profit	$237,591	$185,276	$730,796	$549,663

Earnings per Share:
Diluted	$0.57	$0.44	$1.75	$1.32

Average Number of Shares of Common Stock Outstanding
Diluted	416,700	418,717	418,385	417,041

Note: The above results of operations are provided for comparison periods prior to the restatement for SAB 101.

TELLABS, INC. Results of Operations (Dollars in thousands, except per-share data) (Unaudited)
	Three Months Ended		Year Ended
	12/29/00	12/31/99	12/29/00	12/31/99
Net Sales	$1,158,579	$715,924	$3,387,435	$2,322,370
Cost of Goods Sold	510,805	289,934	1,552,049	940,083
Gross Profit	647,774	425,990	1,835,386	1,382,287

Operating Exp.
Mktg. & G.A.	125,655	99,239	407,756	329,127
Research & Dev.	114,671	94,566	415,237	312,287
Merger Costs	---	---	5,760	1,929
Goodwill Amort.	2,851	2,304	11,674	7,106
Total Oper. Expenses	243,177	196,109	840,427	650,449

Oper. Profit	404,597	229,881	994,959	731,838
Interest/ Other-Net	26,046	40,673	114,467	70,282
Profit Before Tax	430,643	270,554	1,109,426	802,120

Income Taxes	135,652	85,278	349,469	252,457
Net Profit Before Cum. Effect	$294,991	$185,276	$759,957	$549,663

Cum. Effect of Change In Acctg. Principle (Net of Tax)	---	---	(29,161)	---

Profit After Cum. Effect	$294,991	$185,276	$730,796	$549,663

Earnings per Share Before Cumulative Effect
Basic	$0.72	$0.46	$1.86	$1.36
Diluted	$0.71	$0.44	$1.82	$1.32

Cumulative Effect per Share
Basic	---	---	$0.07	---
Diluted	---	---	$0.07	---

Earnings per Share
Basic	$0.72	$0.46	$1.79	$1.36
Diluted	$0.71	$0.44	$1.75	$1.32

Average Number of Shares of Common Stock Outstanding
Basic	408,771	407,192	409,425	404,872
Diluted	416,700	418,717	418,385	417,041

TELLABS, INC. Condensed Consolidated Balance Sheets (Dollars in thousands)
	2000 Year End	1999 Year End
Assets
Current Assets
Cash and investments	$1,022,347	$968,002
Accounts receivable, less allowance	802,546	611,227
Inventories	428,255	185,796
Other current assets	69,331	21,903
Total Current Assets	2,322,479	1,786,928

Property, Plant and Equipment	756,895	576,992
Accumulated depreciation	(296,134)	(240,806)
	460,761	336,186

Goodwill	73,924	87,275
Other Assets	215,903	144,236
Total Assets	$3,073,067	$2,354,625

Liabilities
Current Liabilities
Accounts payable	$155,006	$111,597
Accrued liabilities	164,045	116,733
Income taxes	93,294	47,205
Total Current Liabilities	412,345	275,535

Long-Term Debt	2,850	9,350
Other Long-Term Liabilities	24,221	20,512
Deferred Income Taxes	6,067	1,723
Total Liabilities	445,483	307,120

Stockholders' Equity
Common Stock, $.01 Par Value	4,112	4,080
Additional Paid-In Capital	441,909	376,648
Treasury Stock	(126,476)	---
Cumulative Translation Adjustment	(127,018)	(82,915)
Unrealized Holding (Losses) Gains on Securities	(3,559)	41,872
Retained Earnings	2,438,616	1,707,820

Total Stockholders' Equity	2,627,584	2,047,505
Total Liab. and Stockholders' Equity	$3,073,067	$2,354,625